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                                                                   EXHIBIT 10.9



Cisco Systems, Inc.                                     Agreement No.: _________
CONFIDENTIAL

New York Mercantile
Exchange


Cisco Systems Inc.         SMARTnet Agreement


This SMARTnet Agreement ("Agreement") is made and entered into this 21 day of 5, 1996 ("Effective Date"), between Cisco Systems, Inc., a California Corporation, with offices at 170 West Tasman Drive, San Jose, California 95134 ("Cisco") and New York Mercantile Exchange, a New York corporation, with offices at 4 World Trade Center, New York, NY 10048 ("Customer").


All notices intended for the parties shall be effective if sent to their respective addresses above; if to Cisco, attention Customer Service Manager, if to Customer, attention: General Counsel, Chief Information Officer ("Notice").

Cisco agrees to furnish, either directly or through a Cisco-approved service provider ("Cisco Partner"), support services on Product listed in the attached Equipment Schedule upon issuance of a Customer Purchase Order.

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have caused this Agreement to be duly executed.

CISCO SYSTEMS, INC.                    NYMEX (New York Mercantile Exchange)


By: /s/ William Conlon                 By: /s/ Allen J. Feryus
   --------------------------------       ---------------------------------
Name: William Conlon                   Name: Allen J. Feryus
     ------------------------------         -------------------------------
Title: Vice President Worldwide       Title: Sr. Vice President
       Sales Finance
      -----------------------------          ------------------------------
Date:       10/4/96                    Date:         9/30/96
     ------------------------------         -------------------------------

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Cisco Systems, Inc.                                     Agreement No.: _________
CONFIDENTIAL

                          GENERAL TERMS AND CONDITIONS

I.       DEFINITIONS.

         A. "Advance Replacement" means a Cisco process to ship replacement product in advance of failed/defective product receipt.

         B. "Equipment Schedule" means the list of Customer Product attached hereto as Attachment A.

         C.       "Hardware" means tangible Cisco product delivered to Customer.

         D. "Maintenance Release" means an incremental release of Cisco software that provides maintenance fixes and may provide additional software features. Maintenance releases are designated by Cisco as a change in the digit(s) to the right of the tenths digit of the software product version number [x.x.(x)].

         E.       "Product" means both Hardware and Software.

         F. "Product Release" means a release of a Cisco software product that is designated by Cisco as a change in the ones digit of the product version number [(x).x.x].

         G. "Software Update Service" means that service requested by Customer for shipment of software Version Release and Maintenance Releases.

         H. "Software" means software programs licensed to Customer by Cisco.

         I. "Version Release" means an incremental release of Cisco software that provides maintenance fixes and additional software features. Version releases are designated by Cisco as a change in the tenths digit(s) of the software product version number [x.(x.).x].

         J. "Releases" shall mean the Maintenance Releases, the Product Releases and the Version Releases.

         K. "Volume Purchase Agreement" shall mean the Volume Purchase Agreement, dated as of even date herewith, by and between Customer and Cisco.

II. TERM. This Agreement will commence, with respect to the Pilot Phase Products (as defined in the Volume Purchase Agreement), on October 1, 1996 and, with respect to the O.N.E. Phase Products (as defined in the Volume Purchase Agreement), on January 1, 1997 (unless Customer places any such Products into live service earlier, in accordance the Volume Purchase Agreement) and will continue in full force and effect until 15 months from such respective dates unless earlier terminated pursuant to the terms and conditions contained herein. Maintenance services under this Agreement shall be provided by Cisco to Customer free of charge for the first three months of each such 15 month period. Cisco will provide notice to Customer ninety (90) days prior to the end of the then-current term indicating whether Cisco intends to renew this Agreement. In the event Cisco desires to renew this Agreement, Customer will respond to Cisco's notice within thirty (30) days of Customer's receipt of such notice indicating whether Customer desires to renew this Agreement. In the event either party hereto decides not to renew this Agreement, this Agreement will terminate at the end of the then-current term, unless earlier

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         terminated pursuant to the terms and conditions contained herein. Any termination of this Agreement shall be entirely without liability to either party except as set forth below.

III. SERVICE RESPONSIBILITIES OF CISCO. In consideration of the maintenance charges paid to Cisco by Customer hereunder, Cisco shall provide the following support services in accordance with the provisions of this Agreement.

         A.       Cisco Support Services:

                  1. Cisco will assist Customer, by telephone or electronic mail with information related to equipment system use and configuration and with troubleshooting. Further, Cisco will provide Customer with the Software Update Service described in Section III(A)(4) below. Cisco will use commercially reasonable efforts to generate work-around solutions to reported Software problems or will implement a Cisco-installed patch to the Software, at its discretion. For a software patch, Cisco will ship new firmware (Maintenance Release) to the Customer for the Product experiencing the problem, or provide a network-bootable software image, as Customer and Cisco agree. Customer will provide Cisco with a priority level for all calls placed with Cisco in accordance with the Problem Prioritization and Escalation Guide set forth in Appendix B attached hereto and made a part hereof and Cisco will provide all support services hereunder in accordance with such Guide.

                  2. 24-hour 7-day a week Priority 1 and 2 telephone support to Customer as defined in APPENDIX B. North American telephone support outside of Cisco business hours includes one (1) hour callback for technical assistance. Outside of North America, the Cisco Partner will provide all telephone support to Customer during normal business hours; however, outside of normal business hours priority one and priority two telephone support requests will be handled directly by Cisco. Cisco will use best efforts to provide general information, configuration assistance or installation assistance outside of normal business hours. Response times for Priority 3 and Priority 4 telephone support to Customer as defined in APPENDIX B outside of normal business hours shall be no later than the next business day.

                  3. During the term of this Agreement, Cisco shall support the release(s) of the Software that is in use by Customer at the time of such support, provided such release(s) is not more than one (1) Product Release prior to the then-current Product Release which is available from Cisco. In the event the release(s) that is in use by Customer at the time of Cisco's provision of support hereunder is more than one (1) Product Release prior to the then-current Product Release which is available from Cisco, Cisco may require Customer to upgrade to a more current Product Release if such upgrade is necessary for Cisco to meet its support obligations hereunder.

                  4. Cisco shall provide Customer with unencumbered access to any and all new Releases or work-arounds via the Cisco Connection.

                  5. Cisco will bear the cost for shipment to Customer of all remedial materials and any and all other materials shipped by Cisco to Customer in connection with

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                           Cisco's support obligations hereunder. Shipments are
                           made via express transportation. Request for alternative carriers will be at Customer's expense.

                  6. Cisco will provide to Customer access to the Cisco Connection. This system provides the Customer with technical and general information on Cisco products, and access to Cisco's on-line software library.

                  7. Cisco shall provide, at no charge, one paper copy of documentation for each Product Release; Cisco shall also provide, at no charge, electronic access to documentation on CD ROM, and if available, via Cisco Connection. Additional paper copies of documentation may be purchased from Cisco.

                  8. Cisco will use commercially reasonable efforts to maintain an adequate supply of spare parts and equipment necessary to meet its service obligations hereunder.

         B.       Advance Replacement Services.

                  1. Customers will report failed Hardware to Cisco's Technical Assistance Center (TAC). In North America, the TAC is maintained by Cisco. Outside of North America, the TAC is maintained by the Cisco Partner. If failed Hardware is reported to the TAC before 3:00 p.m., Pacific Standard Time Monday through Friday (excluding scheduled local holidays), the appropriate TAC will ship a replacement part to arrive the next business day. For calls after 3:00 p.m., Pacific Standard Time, the replacement part will be shipped the following business day, provided, however, that Customer may report failed Hardware related to a Priority 1 or Priority 2 problem at any time to the TAC and the appropriate TAC shall use its commercially reasonable efforts to ship a replacement part to Customer as soon as possible.

                  2. Cisco will supply all necessary advance replacement Hardware for Customer. Replacement parts will be either now or equivalent to new at Cisco's discretion. All replacement parts will be shipped by Cisco at Cisco's expense, and such expense will include insurance against risk of loss until received by Customer at such destination designated by Customer in writing.

IV.      SERVICE RESPONSIBILITIES OF CUSTOMER.

         A. Customer will provide Cisco with a priority level for all calls placed with Cisco (see APPENDIX B.).

         B. Customer is responsible for testing all replacement Product to verify any damage in transit. Failures and/or mis-shipments must be reported to Cisco within two (2) business days of receipt. For purposes of this Agreement, "business day" shall mean any day which is not a Saturday, Sunday or a day on which Customer is closed for business.

         C. Customer shall provide full and unrestricted access to the Product via Telnet through the Internet or via modem such that problems may be diagnosed and corrected remotely.

         D. Customer is required to notify Cisco of Customer's acceptance of updated firmware not more than ten (10) business days after Customer's receipt of such firmware.

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         E.       Deleted.

         F. Customer agrees to stay reasonably current with Product Releases so as to be at least within one release of the latest Product Release.

         G. All reasonable travel expense, if Cisco is requested to perform on-site service. Engineering time will be billed at the then-current applicable "Time and Materials" rates. The "Time and Materials" rates in effect on the date hereof are set forth in Appendix A attached hereto and made a part hereof.

         H. Return of Hardware to Cisco. For Hardware returned to Cisco, Customer is responsible for:

                  1. Proper packing of parts being shipped to Cisco, Including description of failure and written specification of any other changes or alteration of the Product, such as Hardware or firmware updates.

                  2. Insurance of all packages sent to Cisco. Parts should be insured for replacement cost, and shipped FOB Cisco's Repair Center.

                  3. Defective Hardware must be returned to Cisco within 10 business days of Customer's receipt from Cisco of the replacement Hardware; otherwise, the list price of the Hardware will be charged.

                  4. Complying with Cisco's RMA procedure for all shipments to Cisco, as follows:

                           a. Each request to Cisco for an RMA number must specify the number, type, and serial number for each part to be replaced.

                           b. Product sent back to Cisco must agree exactly in the number, type, and serial numbers associated with the RMA transaction.

                           c.       Return of parts is handled as follows:

                           If shipped by Cisco:            If shipped by the
                           Cisco Systems, Inc.             Cisco Partner, the
                           c/o Sequel                      parts are returned
                           2300 Central Expressway         to the Cisco Partner.
                           Building 10 South Dock 3-6
                           Attn.:  RMA Dept.
                           Santa Clara, CA 95054

V.       SERVICES NOT COVERED UNDER THIS AGREEMENT.

         A.       Any customization of Software.

         B.       Any labor to install firmware.

         C. Any reasonable expenses incurred to visit Customer's location, except as required during escalation of problems by Cisco.

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         D.       Support or replacement of Product that is altered, modified, mishandled. destroyed or damaged by natural causes or damaged due to a negligent or willful act or omission by Customer or use by Customer other than as specified in the applicable Cisco-supplied documentation.

         E. Services to resolve software or hardware problems resulting from third party products or causes beyond Cisco's control.

         F. Services for non-Cisco software installed on any Cisco equipment.

         G. Any Hardware upgrade required to run new or updated Software. In the event a Hardware upgrade is necessary; Cisco will provide Customer with as much advance notice as possible.

VI.      EQUIPMENT SCHEDULE AND CHARGE.

         A. Product covered under this Agreement is listed in ATTACHMENT A which may be revised to add, delete or upgrade Product by Customer's purchase order requesting such revisions and Cisco's acceptance thereof.

         B. Fees are specified in APPENDICES C-1, C-2, and C-3, and may be changed upon ninety (90) days Notice. Fees for out-of-scope services are specified in Attachment B, and may be changed by Cisco upon ninety (90) days written notice to Customer on an annual basis; provided, however, that the percentage of any price increase shall not exceed the Consumer All-Urban Price Index inflation rate as published by the U.S. Government for the calendar year immediately preceding the calendar year in which such price increase will be effective. In the event of any price increase whatsoever, Customer may terminate this Agreement, or the provision of services for the particular Products for which the service price has increased, upon thirty (30) days' prior written notice to Cisco. All prices are exclusive of any taxes and duties which, if applicable, shall be paid by Customer unless Customer has provided to Cisco an exemption certificate. Applicable taxes are billed as a separate item.

         C.       Cisco acknowledges and agrees that:

                  1. Battery Park City Authority ("BPCA") is making available to Customer certain sales and use tax benefits in connection with Cisco's provision of the Services to Customer hereunder (the "Work") and, more specifically, that materials purchased in connection with the Work, and equipment and items of personal property purchased for incorporation into and as part of the Work, are exempt from sales and use tax provided that:

                           (i) such materials, equipment or items of personal property have a useful life of one
                                    (1) year or more, and are not consumables;
                                    and

                           (ii) such materials, equipment or items of personal property are installed and used in that certain building to be constructed and improved by or on behalf of Customer on Site 15 in Battery Park City, New York, New York (the "NYMEX Building"), 15 Maiden Lane, New York, New York and Four Word Trade Center, New York, New York.

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                           Cisco further acknowledges and agrees that, in order
                           for Customer to enjoy the sales tax exemption, all materials, equipment and items of personal property must be purchased by Cisco, in each case as agent (or sub-agent) for BPCA. The agency, and the resulting sales tax exemption, are evidenced in a Sales Tax Letter heretofore delivered by BPCA to Customer, and attached to the Volume Purchase Agreement as Exhibit
                           E. Cisco understands that the exemption described herein is an exemption from the sales or use tax that is payable in connection with the acquisition of certain materials to be installed in the NYMEX Building -- and that labor (including installation labor) and services, and the resale of items originally subject to tax, are and shall remain exempt from sales tax;

                  2. This Agreement relates to (i) the purchase or lease of materials and fixtures for installation in, and/or the construction of and any repairs and renovations made to, the NYMEX Building, (ii) the purchase or lease of equipment, machinery furniture and furnishings for use by Customer and its members and affiliates in the NYMEX Building and in certain facilities of Customer located at 22 Cortlandt Street and at 4 World Trade Center, New York, New York, and
                           (iii) the maintenance or repair of any of the foregoing (the foregoing, collectively, the "NYMEX Project"). The sales tax exemption provided with respect to this Agreement shall only be available for the NYMEX Project;

                  3. In no event shall BPCA have any liability (directly, indirectly or otherwise) or performance obligation under this Agreement;

                  4. This Agreement is being delivered by Customer on the understanding that no amount of sales or use taxes is included in the contract price and that all charges under this Agreement shall exclude all taxes, duties or charges of any kind (including, without limitation, withholding or value added taxes) imposed by any federal, state or local governmental entity for products or services provided under this Agreement. Cisco's authorized representative shall promptly provide Customer with a certificate in the form of Exhibit G attached to the Volume Purchase Agreement, which shall identify with specificity and certify the sales tax for any products or services provided under this Agreement. Notwithstanding the foregoing, all products and services provided hereunder are exempt from sales tax, as evidenced by the Sales Tax Letter attached to the Volume Purchase Exhibit as Exhibit E; and

                  5. Cisco shall not acquire any equipment, materials or services from any third party vendors in fulfilling its obligations hereunder. Cisco will perform all of the services described herein itself.

VII. PAYMENT TERMS. All Services are invoiced annually in advance, in U.S. Dollars. Cisco shall use commercially reasonable efforts to submit invoices between the first and fifth of the month for any equipment received by Customer during the previous month. Upon credit approval by Cisco, payment terms shall be net thirty (30) days from Customer's receipt of an undisputed invoice from Cisco (the "Payment Period"); provided, however, that if an undisputed invoice is received between the fifth and 15th day of such month, the Payment Period shall be 60 days and if an undisputed invoice is received between the 16th and last day of such month, the Payment Period shall be 45 days. Any sum not paid by Customer when due shall bear interest at the maximum rate permitted by law until paid. Notwithstanding the foregoing, Customer shall not be obligated to pay interest to Cisco on an overdue balance unless Cisco provides Customer with

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         prior written notice of such overdue balance (via mail or facsimile, in accordance with section XIV(D) below), and Customer has not made payment to Cisco for such overdue balance within five business days after Customer's receipt of such notice.

VIII.    REPRESENTATIONS AND WARRANTIES

Cisco represents, warrants and covenants to Customer that:

         A. It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite power and authority to enter into and perform its obligations under this Agreement;

         B. This Agreement when executed will become the legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the rights of creditors generally;

         C. There are no material actions, suits, proceedings or investigations commenced nor, to the best of its knowledge and belief, contemplated or threatened against Cisco or its third party licensors, if any, which could in any way affect the Product, Advance Replacements, Releases or Cisco's provision of its services hereunder nor, to the best of its knowledge and belief, are there any existing facts or conditions which may reasonably be expected to be a proper basis for any such actions, suits, proceedings or investigations;

         D. Neither the Software nor any Releases does or will contain any codes, programs or commands intentionally written that will cause a Customer's system to malfunction or self-destruct in any manner. Cisco has or will use an anti-virus program on any magnetic media in which any software is loaded and imbedded as part of the Products delivered to Customer under this Agreement or the Volume Purchase Agreement, before the delivery of any such Products to Customer. Cisco shall promptly provide to the Customer, at Customer's request and at no additional cost to Customer, the means by which Customer can check that there are no viruses in and that there has been no tampering with such Products;

         E. The Software and the Releases do not and will not infringe upon any United States copyrights or patents, misappropriate any trade secrets or infringe any servicemark, trademark or any other proprietary or intellectual property rights of any other person, firm or corporation. Cisco's sole and exclusive obligation and Customer's sole remedy with respect to this warranty and to the Software and Releases's infringement upon any United States copyrights or patents, misappropriation of any trade secrets or infringement upon any servicemark, trademark or any other proprietary or intellectual property rights of any other person, firm or corporation is termination of this Agreement and those remedies stated in Section XII (Intellectual Property Indemnity) herein;

         F. While providing services to Customer hereunder, Cisco will comply with (i) the requirements of the State Urban Development Corp., the New York City Economic Development Corp. and the Battery Park City Authority, as set forth in Exhibits A, D and F to the Volume Purchase Agreement; (ii) placarded standards for safety, emissions and network compliance purposes and; (iii) all applicable laws, regulations and rules to the extent necessary to ensure that noncompliance with such laws, regulations and rules would not reasonably be expected, individually or in the aggregate, to have any

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                  materially adverse effect on the business, operations,
                  affairs, financial condition, properties or assets of Customer, its members and its affiliates taken as a whole or on the ability of Customer to perform its obligations under this Agreement; provided, however, that in the event Customer determines that Cisco is not in compliance with such aforementioned laws, regulations and rules, Customer shall provide Cisco with a written notification which states the exact nature of noncompliance. Cisco shall have thirty (30) days from the earlier of (i) the date that Cisco became aware of the noncompliance and (ii) receipt of the notification to cure the non-compliance. Such cure period may be extended on a day-to-day basis upon mutual consent.

         G. Cisco has filed a Vendex Form, substantially in the form of Exhibit B to the Volume Purchase Agreement and made a part thereof, with the Economic Development Corporation and if such application is denied, Cisco will forfeit all of its rights to payment under this Agreement and will remain liable to Buyer for all damages suffered by Buyer by reason of such denial;

         H. While providing services to Customer hereunder, Cisco shall procure and maintain for itself and its agents and employees all insurance coverages as required by applicable law, including without limitation, such insurance as is set forth in Exhibit C to the Volume Purchase Agreement, each with an insurer reasonably acceptable to Customer and naming Customer as an additional insured. The certificates of insurance will include a provision pursuant to which 30 days' notice must be afforded Customer prior to the cancellation by either Cisco or its insurer. Cisco will promptly replace any cancelled policy with a substantially similar policy from an insurer with an A.M. Best Reports rating which is at least A-VIII that is licensed to do business in the State of New York and will provide evidence of the same to Customer. If Cisco desires to satisfy its insurance obligations under this Agreement through self-insurance, it will first contact Customer and the terms and conditions of such self-insurance shall be subject to approval in writing of Customer and the Public Parties (as defined in Exhibit A hereto), which approval will not be unreasonably withheld;

         I. The account team which will provide coverage and support to Customer hereunder will consist of highly skilled and experienced personnel. The members of the account team that will be supporting Customer as of the date hereof are set forth in Exhibit I to the Volume Purchase Agreement. In the event Cisco desires to replace any such member, such replacement shall possess a reasonable level of skill and experience as the member being replaced and shall be subject to the prior approval of Customer; and

         J. Cisco will provide the services hereunder in a good and workmanlike manner.

IX.      REMEDIES AND LIMITATION OF DAMAGES.

         A. This Agreement may be terminated immediately by Customer upon Notice of Cisco's uncured material breach which persists for greater than thirty (30) days; provided that Notice includes a detailed description of the breach.

         B. This Agreement may be terminated by Cisco and/or Cisco may suspend its performance immediately upon Notice if: (a) Customer fails to pay for the Services when due and fails to make such payment within fifteen (15) business days after Notice from Cisco of such past due payment; or (b) there exists an uncured material breach by Customer which

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                  persists for greater than thirty (30) business days, following
                  Notice; provided that Notice includes a detailed description of the breach.

         C. Subject to Section XIV(K) below, in the event this Agreement is terminated by either party, neither party shall have any further obligations to the other party under this Agreement. Notwithstanding the foregoing, Cisco shall refund the price paid for Services to be performed after the effective date of termination, less any amounts then due Cisco. Termination of this Agreement by Cisco shall not constitute a waiver by Cisco for any amounts due Cisco.

         D. SUBJECT TO SECTION XII(A) AND XIV(I) BELOW, IN NO EVENT SHALL CISCO OR ITS SUPPLIERS OR CUSTOMER BE LIABLE FOR (A) ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS, OR LOST DATA, OR ANY OTHER INDIRECT DAMAGES EVEN IF CISCO OR ITS SUPPLIERS OR CUSTOMER HAS BEEN INFORMED OF THE POSSIBILITY THEREOF, OR (B) ANY COSTS OR EXPENSES FOR THE PROCUREMENT OF SUBSTITUTE EQUIPMENT OR SERVICES. NOTWITHSTANDING THE ABOVE, THIS LIMITATION OF DAMAGES WILL NOT APPLY (1) IN RESPECT OF ANY BREACH BY CUSTOMER OF THE PROVISIONS OF THE LAST SENTENCE OF SECTION X OF THIS AGREEMENT IN ANY MATERIAL RESPECT, SOLELY WITH RESPECT TO SOFTWARE WHICH HAS NOT BEEN PUBLICLY MADE AVAILABLE WITHOUT RESTRICTION BY CISCO VIA THE INTERNET OR OTHERWISE OR (2) WITH RESPECT TO ANY ACTS OF FRAUD OR INTENTIONAL MISCONDUCT BY CUSTOMER OR CISCO.

X. SOFTWARE LICENSE. Customer acknowledges that it may receive Software as a result of services provided under this Agreement. Customer agrees that it is licensed to use such Software only on Hardware covered under this Agreement and subject to the terms and conditions of the software license set forth with the original Product. Customer shall not: copy, in whole or in part, Software or documentation provided, however, that Customer may make one copy of the Software and any Releases provided hereunder for back-up and archival purposes only; modify the Software, reverse compile or reverse assemble all or any portion of the Software; or rent, lease, distribute, sell, or create derivative works of the Software.

XI. CONFIDENTIAL INFORMATION. Each party hereto shall hold information of any nature which is obtained by such party from the other party, including, without limitation, the terms and conditions of this Agreement, in strict confidence and shall not use or disclose, or permit others to use or disclose, such confidential information except in connection with the performance of its obligations to the disclosing party hereunder. The obligations of confidentiality shall not apply to information which (i) has entered the public domain except where such entry is the result of the receiving party's breach of this Agreement;
         (ii) prior to disclosure hereunder was already in the receiving party's possession; (iii) subsequent to disclosure hereunder is obtained by the receiving party on a confidential basis from a third party who has the right to disclose such information to the receiving party; (iv) is developed by or for the receiving party without access to the confidential information and such independent development can be shown by documentary evidence; (v) is ordered to be disclosed by a court, administrative agency, or other governmental body with jurisdiction over the parties hereto, provided that the ordered party will first have provided the disclosing party with prompt written notice of such required disclosure and will take reasonable steps to allow the disclosing party to seek a protective order with respect to the confidentiality of the information required to be disclosed. The ordered party will promptly cooperate with and assist the disclosing party, at the disclosing party's expense, in connection

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         with obtaining such protective order; or (vi) relates solely to the design of the NYMEX local area network. The obligations of the receiving party concerning confidentiality shall terminate five (5) years following receipt of the confidential information.

XII.     INTELLECTUAL PROPERTY INDEMNITY.

         A. Cisco hereby indemnifies and holds Customer, its affiliates and members, and their respective officers directors and employees harmless from and against any and all penalties, damages, costs, judgments, settlements, attorneys' fees and disbursements actually paid in connection with claims by any third person (1) that the Product or Release, any component thereof or any services provided by Cisco under this Agreement infringes a copyright, trademark, servicemark or any other proprietary right of any third party or any United States patent (for patents existing as of the date of the "first customer shipment" (as defined below) of any Product or Release), (2) that there has been a misappropriation of a trade secret by Cisco, (3) arising from or relating to any breach by Cisco of any representation or warranty contained in
                  Section VIII(E) above, or (4) in connection with or arising out of any death, personal injury or damage to tangible property to the extent caused by Cisco's employees' negligence or willful misconduct relating to or arising from any services performed pursuant to this Agreement. As a condition of this indemnity, Customer will provide Cisco with prompt notice of any claim and Cisco will control the defense and settlement of such claims; provided, however, that Cisco will not settle any claim, other than for monetary damages only, without Customer's prior written consent which consent will not be unreasonably withheld. Cisco will permit Customer to participate in any such defense at Customer's expense to the extent such participation is reasonable. Promptly upon Cisco's request, Customer will provide all reasonable assistance in the defense of such claims. If a temporary restraining order, preliminary injunction or a final injunction is sought or obtained against the use of the Product or Release or any component thereof due to an infringement of a patent, copyright, trademark or other proprietary right, or if the Product or Release or any component thereof constitutes a misappropriation of a trade secret or other proprietary right, Cisco will, at its option and sole expense, either (a) procure for Customer the right to continue using the Product or Release or such component thereof or (b) replace or modify the Product or Release or such component thereof so that the Product or Release and all components thereof no longer infringe such patent, copyright or trademark or constitute a misappropriation of a trade secret; provided, however, that such replaced or modified product or component thereof will substantially conform to published specifications; or (c) if Cisco is unable to perform (1) or (2) above within a commercially reasonable time period, Cisco will refund to Customer the monies paid for the affected Product or Release or service as of the effective date of such termination, which fees shall be depreciated on a five-year straight line depreciation basis. For the purposes of this Section XII(A) "first customer shipment" shall mean the date of first shipment by Cisco to any commercial customer of any Product or Release.

         B. Cisco has no liability for any claim to the extent such claim is based upon the combination, operation or use of any Product supplied hereunder with equipment, devices or software not supplied by Cisco; provided, however, that such combination, operation or use is performed without Cisco's consent. Further, Cisco has no liability for any claim to the extent such claim is based upon the alteration or modification of any Product supplied hereunder without Cisco's consent.

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         C.       Notwithstanding any other provisions hereof, Cisco shall not be liable for any claim based on Customer's use of the Product as shipped after Cisco has informed the Customer of modifications or changes in the Product required to avoid such claims and offered to implement those modifications or changes, if such claim would have been avoided by implementation of Cisco's suggestions; provided, however, that Customer did not provide Cisco with a reasonable opportunity to implement Cisco's suggestions.

         D. THE FOREGOING STATES THE ENTIRE OBLIGATION OF CISCO WITH RESPECT TO INFRINGEMENT. THE FOREGOING IS GIVEN TO CUSTOMERS SOLELY FOR THEIR BENEFIT. SUBJECT TO THE EXPRESS WARRANTIES CONTAINED HEREIN, THE FOREGOING ALSO IS IN LIEU OF, AND CISCO DISCLAIMS, ALL WARRANTIES OF NONINFRINGEMENT WITH RESPECT TO THE PRODUCT.

XIII. LIMITATION OF LIABILITY. SUBJECT TO SECTIONS XII(A) AND IX(D) ABOVE AND XIV(I) BELOW AND NOTWITHSTANDING ANYTHING ELSE HEREIN, ALL LIABILITY OF CISCO AND ITS SUPPLIERS AND CUSTOMER UNDER THIS AGREEMENT OR OTHERWISE SHALL BE LIMITED TO MONEY PAID TO CISCO UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTH PERIOD PRECEDING THE EVENT OR CIRCUMSTANCES GIVING RISE TO SUCH LIABILITY, OR FIFTY THOUSAND DOLLARS ($50,000), WHICHEVER IS GREATER. FURTHER, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, CISCO AGREES THAT RECOURSE BY CISCO FOR SATISFACTION OF CLAIMS OF ANY NATURE AGAINST CUSTOMER, ITS MEMBERS, ITS AFFILIATES, OR ANY OF ITS AND THEIR RESPECTIVE OFFICERS, DIRECTORS OR EMPLOYEES ARISING IN CONNECTION WITH THE PERFORMANCE OF THIS AGREEMENT SHALL BE LIMITED SOLELY TO RECOURSE AGAINST CUSTOMER.

XIV.     GENERAL.

         A. Force Majeure. Neither party hereto shall be liable for any delay or failure in performance whatsoever due to any occurrence which is beyond such party's reasonable control and without its fault or negligence, including but not limited to, Acts of God, earthquakes, shortages of supplies, transportation difficulties, labor disputes, riots, war, fire, epidemics, and similar occurrences; provided, however, that any such force majeure event shall not excuse Buyer from its obligation to pay to Cisco any money due and owing pursuant to this Agreement prior to such force majeure event.

         B. Choice of Law. This Agreement shall be interpreted and construed and legal relations created shall be determined in accordance with the laws of the State of California, without regard to any conflict of law principles.

         C. Amendments. Any changes or amendments to this Agreement may only be effected by a written instrument signed by the parties hereto.

         D. Notices. Notices given by a party under this Agreement must be in writing and must be either delivered in person; U.S. mailed, first class, postage prepaid; air courier; or sent via facsimile to the other party at the address set forth on the signature page of this Agreement, and are deemed received three (3) days after posting.

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         E.       No Waiver. No waiver of rights under this Agreement by either party shall constitute a subsequent waiver of this or any other right under this Agreement.

         F. Assignment. Neither party shall assign or otherwise transfer this Agreement nor any rights under this Agreement without the prior written consent of the other. Notwithstanding the foregoing, this Agreement may be transferred or otherwise assigned to any company or other entity which acquires all or substantially all of the assets of such party. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties.

         G. Export Restrictions. Customer shall obtain all licenses, permits and approvals required by any government and shall comply with all applicable laws, rules, policies and procedures of the U.S. Government. Customer will indemnify and hold harmless Cisco for any violation or alleged violation by Customer of such laws, rules, policies and procedures. Customer will control the defense and settlement of such claims in accordance with Section XIV(I) below. Customer shall not transmit, directly or indirectly, the Products or any technical data (including processes and services) received from Cisco, nor the direct product thereof, outside of the United States without prior authorization of the U. S. Government where such authorization is required.

         H. Severability. In the event any of the terms of this Agreement become or are declared illegal by any court of competent jurisdiction, such term(s) shall be null and void and shall be replaced by a mutually acceptable provision of like economic intent and effect. All remaining terms of this Agreement shall remain in full force and effect. Notwithstanding the foregoing, if this paragraph becomes applicable and, as a result; the value of this Agreement is substantially impaired for either party, then the affected party may terminate this Agreement by Notice to the other.

         I. Personal Injury; Tangible Personal Property Indemnification. Each party shall defend any proceedings or actions brought by a third party against the other party to the extent based on a claim that the negligence of the indemnifying party's employees or agents directly caused bodily injury or damage to tangible personal property. The indemnifying party agrees to indemnify the indemnified party for direct damages including court costs and reasonable attorneys' fees) awarded to third parties as a result of such claims. The indemnifying party's obligation to defend and indemnify hereunder is subject to the indemnifying party being notified promptly in writing of the third party proceeding. The indemnifying party will control the defense and settlement of such claims; provided, however, that the indemnifying party will not settle any claim, other than for monetary damages only, without the other party's prior written consent, which consent will not be unreasonably Withheld. The indemnifying party will permit the other party to participate in any such defense at such other party's expense to the extent such participation is reasonable. Promptly upon the indemnifying party's request, the other party will provide all reasonable assistance in the defense of such claims at the indemnifying party's expense.

         J. Service Agreement. This Agreement constitutes a service agreement and not a product warranty. Except for the express warranties made hereunder with respect to the Product and the Releases provided hereunder, Cisco makes no warranty to Customer, either express or implied, with respect to any products purchased by customer, except for the Cisco standard limited warranty as set forth in the information which accompanies the equipment. CISCO SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF

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                  MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR
                  ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE.

         K. Survival. Sections VIII, IX(D), X, XI, XII and XIII and XIV shall survive termination of this Agreement.

         L. Nothing in this Agreement will be construed to constitute or appoint either party hereto as the agent, partner, joint venturer, representative, employer or employee of the other party for any purpose whatsoever, or to grant to either party any right or authority to assume or create any obligation or responsibility, express or implied, for or on behalf of or in the name of the other, or to bind the other in any way or manner whatsoever.

         M. This Agreement together with all appendices, exhibits, schedules, attachments and addenda attached hereto or thereto contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior agreement understanding, proposal or communication, oral or written, between the parties with respect to such subject matter and will not be varied, amended, or supplemented except in a writing signed by both of the parties hereto. In the event of a conflict between the terms and conditions of this Agreement and the requirements of the State Urban Development Corp., the New York City Economic Development Corp. and the Battery Park City Authority, as set forth in Exhibits A, D and F to the Volume Purchase Agreement, such requirements shall control. Exhibits A through G and Exhibit I of the Volume Purchase Agreement are hereby incorporated by reference and made a part hereof.

         N. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument.

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